PRESS RELEASE

                                                    Contact: Joseph Kliminski
                                                             President
                                                             ASB Holding Company
                                                             (973) 748-3600
ASB Holding Company
American Savings Bank of NJ
365 Broad Street
Bloomfield, NJ  07003-2798

OTC Electronic Bulletin Board "ASBH"
                                                           For Immediate Release
                                                           ---------------------
                                                           February 2, 2005



                               ASB HOLDING COMPANY
                      ANNOUNCES IMPROVED QUARTERLY EARNINGS

         Bloomfield, New Jersey -- February 2, 2005 -- Joseph Kliminski, President of ASB Holding Company (the "Company"), the holding company of American Savings Bank of NJ (the "Bank") and ASB Investment Corp, announced earnings of $610,000 for the first fiscal quarter of 2005 ended December 31, 2004, up $136,000 or 28.7% from the $474,000 for the quarter ended December 31, 2003.

         At December 31, 2004, the Company had total assets and stockholders' equity of approximately $431.5 million and $38.6 million, respectively while reporting total deposits of approximately $328.9 million and total loans, net of approximately $318.5 million. The Bank is a federally chartered stock savings bank which conducts business from its main office in Bloomfield, New Jersey and one branch office in Cedar Grove, New Jersey. The Company's common stock is traded on the OTC Bulletin Board under the symbol "ASBH."

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.